UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2019

Pacific Coast Oil Trust

(Exact name of registrant as specified in its charter)

Delaware	1-35532	80-6216242
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation )	File Number)	Identification No.)

The Bank of New York Mellon Trust Company, N.A.
601 Travis, Floor 16
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 236-6555

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units of Beneficial Interest	ROYT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01  Regulation FD Disclosure.

On November 13, 2019, Pacific Coast Oil Trust filed a Notification of Late Filing on Form 12b-25 that contained the following disclosures:

As disclosed in the Current Report on Form 8-K of Pacific Coast Oil Trust (the “Trust”) filed on October 10, 2019, on October 4, 2019 PricewaterhouseCoopers LLP (“PwC”) resigned as the independent registered public accounting firm of the Trust.  As previously disclosed, NewBridge Resources Pacific LLC, which is wholly owned by NewBridge Resources Group LLC, which is owned 50% by Scott Y. Wood and 50% by K4 Oil LLC, recently acquired Pacific Coast Energy Holdings LLC (“PCEH”).  PCEH is the sole member of the general partner of Pacific Coast Energy Company, LP (“PCEC”), which is the sponsor of the Trust.  PCEC, which owns the oil and natural gas properties in which the Trust owns certain net profits and royalty interests conveyed by PCEC, provides to the Trust such accounting, bookkeeping and informational services and other services necessary for the preparation of the reports the Trust is required to file with the Securities and Exchange Commission (the “SEC”).  PwC informed The Bank of New York Mellon Trust Company, N.A., the Trustee of the Trust (the “Trustee”) that its resignation was the result of the change of ownership of PCEH. The Trustee understands that Mr. Wood was affiliated with, and may have been an executive officer of, ERG Intermediate Holdings, LLC, which filed for bankruptcy protection in 2015.

Although the Trustee has commenced a search for a successor independent registered public accounting firm, the Trustee has not yet identified a suitable successor.  As the Trust has not yet appointed a successor independent registered public accounting firm, the Trust is unable to file its Quarterly Report on Form 10-Q for the period ended September 30, 2019 with the SEC within the prescribed time period without unreasonable effort or expense.

PCEC has informed the Trustee that, as permitted by the conveyances to the Trust, PCEC intends to begin deducting estimated future plugging and abandonment costs from the amounts otherwise payable to the Trust under its Net Profits Interest.  PCEC has advised the Trustee that PCEC expects to begin these deductions in January 2020.

PCEC has informed the Trustee that its current undiscounted estimate of total future amount of plugging and abandonment costs attributable to the Trust is approximately $56.7 million, net of estimated equipment salvage value.  As described in the Trust’s filings with the SEC, PCEC has the right to deduct all costs accrued for future plugging and abandonment of any well or facility (provided that such amounts shall not be included as deductions in subsequent periods) in calculating its payments to the Trust under the Net Profits Interest.  PCEC has not yet provided the Trust with the amount PCEC expects to accrue for these costs.  Although the Trustee expects the amount to be less than $56.7 million, the amount is nevertheless expected to be a material amount and may not be significantly less than $56.7 million. Further, PCEC’s estimate of the total future amount of plugging and abandonment costs, as well as the amount PCEC accrues for the estimated future costs, may change from time to time. In any case, the amount of PCEC has estimated appears likely to eliminate the likelihood of significant payments to the Trust under its Net Profits Interest beginning in January 2020. PCEC has not yet informed the Trustee whether PCEC intends to deduct up to a specific amount each month, or intends to deduct an amount equal to the amount otherwise payable to the Trust.

PCEC is not allowed to deduct estimated future plugging and abandonment costs in calculating payments under the Trust’s Royalty Interest, but such payments (which are likely to terminate completely in 2020) are relatively insignificant and they are unlikely to result in any future distributions.

As described in more detail in the Trust’s filings with the SEC, the Trust will terminate if the annual cash received by the Trust from the Net Profits Interest and Royalty Interest total less than $2.0 million for each of any two consecutive calendar years, which appears to be likely to occur in 2020 and 2021.  The Trust may also be terminated by other events as described in the Trust’s filings with the SEC.

Cautionary Statement Regarding Forward-Looking Information

This report contains statements that are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this report, other than statements of historical facts, are “forward-looking statements” for purposes of these provisions. These forward-looking statements include PCEC’s estimate of future plugging and abandonment costs and the date that PCEC will begin those deductions,. In any case, PCEC’s deductions of estimated future plugging and abandonment costs will have a material adverse effect on distributions to the unitholders and on the trading price of the Trust units, and may result in the termination of the Trust. The Trust’s ability to make any distribution is based, in part, on the amount of cash received or expected to be received by the Trust from PCEC with respect to the relevant period. Any differences in actual cash receipts by the Trust could affect this distributable amount. The amount of such cash received or expected to be received by the Trust (and its ability to pay distributions) has been and will be significantly and negatively affected by prevailing low commodity prices, which have declined significantly, could decline further and could remain low for an extended period of time. PCEC’s deductions of estimated future plugging and abandonment costs will have a further material adverse effect on distributions to the unitholders. Other important factors that could cause actual results to differ materially include expenses of the Trust and reserves for other anticipated future expenses. Statements made in this report are qualified by the cautionary statements made in this report. Neither PCEC nor the Trustee intends, and neither assumes any obligation, to update any of the statements included in this press release. An investment in units issued by Pacific Coast Oil Trust is subject to the risks described in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 8, 2019, and if applicable, the Trust’s subsequent Quarterly Reports on Form 10-Q. The Trust’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q are available over the Internet at the SEC’s website at http://www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Coast Oil Trust

	By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

Date: November 13, 2019	By:	/s/ Sarah Newell
Sarah Newell
Vice President